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                                                                    EXHIBIT 23.2



                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTS


We hereby consent to the inclusion in the Prospectus of Regions Financial Corporation of our report dated February 27, 1998, on the statements of financial condition of Jacobs Bank as of December 31, 1997 and 1996, and the related statements of income, shareholders' equity, and cash flows for the years then ended. We also consent to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus.

                                    /s/ Schauer, Taylor, Cox & Edwards, P.C.

Birmingham, Alabama
July 9, 1998